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                                                                    EXHIBIT 23.5

Charter One Financial, Inc.
1215 Superior Avenue
Cleveland, Ohio 44114

Gentlemen:

             We hereby consent to the use of our name and to the description of our opinion letter, dated the date of the Joint Proxy Statement/Prospectus referred to below, under the caption "THE MERGER--Opinion of Charter One's Financial Advisor" in, and to the inclusion of such opinion letter as Annex B to the Joint Proxy Statement/Prospectus of Charter One Financial, Inc. and RCSB Financial, Inc. which Joint Proxy Statement/Prospectus is part of this Registration Statement on Form S-4 of Charter One Financial, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                        /s/ Montgomery Securities


San Francisco, California
August 8, 1997